UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2012

Mondelez International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Parkway North
Deerfield, IL 60015
(Address of principal executive offices, including zip code)

(847) 943-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2012, the Human Resources and Compensation Committee (the "Committe") of the Board of Directors of Mondelez International, Inc. ("MDLZ" or the "Company") granted Ms. Irene Rosenfeld, the Company's Chairman of the Board and Chief Executive Officer, a special equity award valued at $10,000,000.

The Committee intends this grant to reward Ms. Rosenfeld for delivering top-tier performance during her tenure as CEO, for her ability to have envisioned and executed numerous transformational initiatives - including the recent, highly successful spin-off of the Company's North American grocery business; for her foresight of the benefits of these transformational initiatives to shareholders; and for positioning MDLZ to deliver sustainable top-tier shareholder returns into the future. The Committee intends the grant design to both recognize Ms. Rosenfeld's past accomplishments and further incentivize Ms. Rosenfeld to continue to deliver top-tier performance returns in the future as the Company's CEO.

The grant includes restricted stock (20% of grant) and performance-contingent restricted stock units (80% of grant). The number of shares and units granted was calculated using the Fair Market Value (average of the high and low stock price on the date of grant of $25.935).

The restricted stock will vest 100% after three (3) years. The performance-contingent restricted stock units will vest as follows when the Company's closing price maintains an average at or above the specified threshold for a minimum period of ten consecutive trading days: 25% after the stock price appreciates 20% from the Fair Market Value on the grant date;   37.5% after the stock price appreciates 30% from the Fair Market Value on the grant date; and 37.5% after the stock price appreciates 40% from the Fair Market Value on the grant date. Each restricted stock unit represents a contingent right to receive one share of the Company's common stock. In any event, the performance-contingent restricted stock units will not vest prior to the three-year anniversary of the grant date. If the stock price hurdles are not attained prior to the earlier of i) the six-year anniversary of the grant date or ii) one-year following Ms. Rosenfeld's retirement as an executive officer, Ms. Rosenfeld will forfeit the outstanding unvested units at that time. If the stock price hurdle for the third tranche is attained and those units vest, Ms. Rosenfeld is required to hold the resulting net shares for at least one year following her retirement as an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondelez International, Inc.

Date: December 21, 2012	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary